Exhibit 99.1
Bath & Body Works Reports Third Quarter 2024 Results

Net Sales of $1.6 Billion, Increased 3%; Earnings Per Diluted Share of $0.49, Both Exceeding Guidance
Updates Fiscal Year 2024 Guidance

COLUMBUS, Ohio – November 25, 2024 - Bath & Body Works, Inc. (NYSE: BBWI) today reported third quarter 2024 results.
Gina Boswell, CEO of Bath & Body Works, commented, “Our strong results exceeded the high end of our net sales and earnings per diluted share guidance. As a result, we are raising our full-year guidance to fully reflect this outperformance.”
Boswell added, "Innovation across our core products, adjacencies, and collaborations is resonating with both new and existing customers supported by the investments we have made in marketing and technology. We are capitalizing on our agile business model and predominantly U.S.-based supply chain, and we believe we are well-positioned to navigate a volatile retail environment and shorter holiday calendar. As we enter the critical holiday period, I am pleased with our strong execution and the momentum we are building, as we drive towards sustainable, long-term profitable growth.”
Third Quarter 2024 Results
The company reported net sales of $1,610 million for the quarter ended November 2, 2024, an increase of 3.0% compared to net sales of $1,562 million for the quarter ended October 28, 2023.
The company reported earnings per diluted share of $0.49 for the third quarter 2024, compared to $0.52 last year. Third quarter operating income was $218 million compared to $221 million last year, and net income was $106 million compared to $119 million last year.
Reported third quarter 2023 results included a $12 million pre-tax gain ($9 million net of tax of $3 million) associated with the early extinguishment of debt. Excluding this item, third quarter 2023 adjusted earnings per diluted share was $0.48 and adjusted net income was $110 million.
At the conclusion of this press release is a reconciliation of reported‐to‐adjusted results, including a description of the adjusted items.
2024 Guidance
The company expects the 13-week fourth quarter 2024 net sales to range between a decline of 6.5% to a decline of 4.5%, compared to $2,912 million for the 14-week fourth quarter 2023. We expect fourth quarter net sales will incur a headwind of approximately 500 basis points due to the shifted fiscal calendar, resulting from and including the extra week in 2023. Fourth quarter earnings per diluted share is expected to be between $1.94 and $2.07, compared to $2.55 in the fourth quarter 2023, and adjusted earnings per diluted share of $2.06 in the fourth quarter 2023.
For fiscal 2024, the company has raised its full-year net sales and earnings guidance from the guidance provided in August. We now expect net sales to range between a decline of 2.5% to a decline of 1.7%, relative to $7,429 million in fiscal 2023. The 53rd week in fiscal 2023 represents a headwind of approximately 100 basis points to net sales change in fiscal 2024. Full-year 2024 earnings per diluted share is now expected to be between $3.46 and $3.59, compared to earnings per diluted share of $3.84 in 2023. Full-year 2024 adjusted earnings per diluted share is now expected to be between $3.15 and $3.28, compared to adjusted earnings per diluted share of $3.27 in fiscal 2023. The company’s full-year guidance includes the anticipated impact of $400 million of cash deployed towards share repurchases.
Earnings Call and Additional Information
Bath & Body Works, Inc. will conduct its third quarter earnings call at 9:00 a.m. Eastern Standard Time on November 25. To listen, call 877-407-9219 (international dial‐in number: 201-689-8852). For an audio replay, call 877-660-6853 (international replay number: 201-612-7415); access code 13749737 or log onto www.BBWInc.com. A slide presentation has been posted on the company’s Investor Relations website that summarizes certain information in the company‘s prepared remarks from the earnings call as well as some additional facts and figures regarding the company’s operating performance and guidance.
ABOUT BATH & BODY WORKS
Home of America’s Favorite Fragrances®, Bath & Body Works is a global leader in personal care and home fragrance, including top-selling collections for fine fragrance mist, body lotion and body cream, 3-wick candles, home fragrance diffusers and liquid hand soap. Powered by agility and innovation, the company’s predominantly U.S.-based supply chain enables it to deliver quality, on-trend luxuries at affordable prices. Bath & Body Works serves and delights customers however and wherever they want to shop, from welcoming, in-store experiences at more than 1,880 Company-operated Bath & Body Works locations in the U.S. and Canada, more than 500 international franchised locations and an online storefront at bathandbodyworks.com.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential,” “target,” “goal” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and, in the future, could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by our company or our management:

•general economic conditions, inflation, consumer confidence, consumer spending patterns and market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;
•the seasonality of our business;
•our ability to attract, develop and retain qualified associates and manage labor-related costs;
•difficulties arising from turnover in company leadership or other key positions;
•the dependence on store traffic and the availability of suitable store locations on appropriate terms;
•our continued growth in part through new store openings and existing store remodels and expansions;
•our ability to successfully operate and expand internationally and related risks;
•our independent franchise, license, wholesale and other distribution-related partners;
•our direct channel business;
•our ability to protect our reputation and our brand image;
•our ability to attract customers with marketing, advertising, promotional programs and our loyalty program;
•our ability to maintain, enforce and protect our trade names, trademarks and patents;
•the highly competitive nature of the retail industry and the segments in which we operate;
•consumer acceptance of our products and our ability to manage the life cycle of our brand, develop new merchandise and launch and expand new product lines successfully;
•our ability to source, distribute and sell goods and materials on a global basis, including risks related to:
•political instability, wars and other armed conflicts, environmental hazards or natural disasters;
•significant health hazards or pandemics, which could result in closed factories and/or stores, reduced workforces, scarcity of raw materials, and scrutiny or embargoing of goods produced in impacted areas;
•duties, taxes and other charges;
•legal and regulatory matters;
•volatility in currency exchange rates;
•local business practices and political issues;
•delays or disruptions in shipping and transportation and related pricing impacts;
•disruption due to labor disputes; or
•changing expectations regarding product safety due to new legislation;
•our ability to successfully complete environmental, social and governance initiatives, and associated costs thereof;
•the geographic concentration of third-party manufacturing facilities and our distribution facilities in central Ohio;

•our reliance on a limited number of suppliers to support a substantial portion of our inventory purchasing needs;
•the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;
•the spin-off of Victoria’s Secret may not be tax-free for U.S. federal income tax purposes;
•fluctuations in foreign currency exchange rates;
•fluctuations in product input costs;
•fluctuations in energy costs;
•our ability to adequately protect our assets from loss and theft;
•claims arising from our self-insurance;
•our and our third-party service providers’ ability to implement and maintain information technology systems and to protect associated data;
•our ability to maintain the security of customer, associate, third-party and company information;
•stock price volatility;
•our ability to pay dividends and make share repurchases under share repurchase authorizations;
•shareholder activism matters;
•our ability to maintain our credit ratings;
•our ability to service or refinance our debt and maintain compliance with our restrictive covenants;
•our ability to comply with laws, regulations and technology platform rules or other obligations related to data privacy and security;
•our ability to comply with regulatory requirements;
•legal and compliance matters; and
•tax, trade and other regulatory matters.
We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our 2023 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and our subsequent filings.
For further information, please contact:

Bath & Body Works, Inc.:
Luke Long
InvestorRelations@bbw.com

Media Relations
Emmy Beach
Communications@bbw.com

BATH & BODY WORKS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In millions, except per share amounts)

	Third Quarter		Year-to-Date
	2024	2023	2024	2023
Net Sales	$1,610	$1,562	$4,520	$4,517
Costs of Goods Sold, Buying and Occupancy	(910)	(880)	(2,587)	(2,618)
Gross Profit	700	682	1,933	1,899
General, Administrative and Store Operating Expenses	(482)	(461)	(1,345)	(1,310)
Operating Income	218	221	588	589
Interest Expense	(77)	(84)	(236)	(259)
Other Income	4	22	65	68
Income Before Income Taxes	145	159	417	398
Provision for Income Taxes	39	40	72	99
Net Income	$106	$119	$345	$299

Net Income per Diluted Share	$0.49	$0.52	$1.55	$1.31

Weighted Average Diluted Shares Outstanding	219	228	223	229

BATH & BODY WORKS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In millions)

	November 2, 2024	October 28, 2023
ASSETS
Current Assets:
Cash and Cash Equivalents	$191	$412
Accounts Receivable, Net	200	197
Inventories	1,178	1,205
Other	151	145
Total Current Assets	1,720	1,959
Property and Equipment, Net	1,158	1,244
Operating Lease Assets	1,029	1,067
Goodwill	628	628
Trade Name	165	165
Deferred Income Taxes	143	35
Other Assets	141	145
Total Assets	$4,984	$5,243
LIABILITIES AND EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable	$510	$627
Accrued Expenses and Other	547	590
Current Debt	314	—
Current Operating Lease Liabilities	188	192
Income Taxes	16	—
Total Current Liabilities	1,575	1,409
Deferred Income Taxes	45	167
Long-term Debt	3,883	4,497
Long-term Operating Lease Liabilities	969	1,020
Other Long-term Liabilities	260	274
Total Equity (Deficit)	(1,748)	(2,124)
Total Liabilities and Equity (Deficit)	$4,984	$5,243

BATH & BODY WORKS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Year-to-Date
	2024	2023
Operating Activities:
Net Income	$345	$299
Adjustments to Reconcile Net Income to Net Cash Provided by (Used for) Operating Activities:
Depreciation of Long-lived Assets	211	199
Share-based Compensation Expense	31	29
Gain on Sales of Easton Investments	(39)	—
Loss (Gain) on Extinguishment of Debt	3	(28)
Deferred Income Taxes	(103)	—
Changes in Assets and Liabilities:
Accounts Receivable	24	29
Inventories	(470)	(499)
Accounts Payable, Accrued Expenses and Other	65	117
Income Taxes Payable	(124)	(114)
Other Assets and Liabilities	(12)	(4)
Net Cash (Used for) Provided by Operating Activities	(69)	28

Investing Activities:
Capital Expenditures	(166)	(250)
Proceeds from Sales of Easton Investments, Net of Fees Paid	40	—
Other Investing Activities	12	11
Net Cash Used for Investing Activities	(114)	(239)

Financing Activities:
Payments for Long-term Debt	(202)	(343)
Repurchases of Common Stock	(349)	(99)
Dividends Paid	(134)	(137)
Tax Payments related to Share-based Awards	(16)	(10)
Other Financing Activities	(9)	(20)
Net Cash Used for Financing Activities	(710)	(609)

Net Decrease in Cash and Cash Equivalents	(893)	(820)
Cash and Cash Equivalents, Beginning of Year	1,084	1,232
Cash and Cash Equivalents, End of Period	$191	$412

BATH & BODY WORKS, INC.
ADJUSTED FINANCIAL INFORMATION
(Unaudited)
(In millions, except per share amounts)

	Third Quarter		Year-to-Date
	2024	2023	2024	2023
Reconciliation of Reported Net Income to Adjusted Net Income
Reported Net Income	$106	$119	$345	$299
Gain on Sales of Easton Investments	—	—	(39)	—
Gain on Extinguishment of Debt	—	(12)	—	(28)
Tax Effect of Adjustments included in Other Income	—	3	14	7
Tax Benefit from Valuation Allowance Release	—	—	(44)	—
Adjusted Net Income	$106	$110	$276	$278

Reconciliation of Reported Net Income Per Diluted Share to Adjusted Net Income Per Diluted Share
Reported Net Income Per Diluted Share	$0.49	$0.52	$1.55	$1.31
Gain on Sales of Easton Investments	—	—	(0.18)	—
Gain on Extinguishment of Debt	—	(0.05)	—	(0.12)
Tax Effect of Adjustments included in Other Income	—	0.01	0.06	0.03
Tax Benefit from Valuation Allowance Release	—	—	(0.20)	—
Adjusted Net Income Per Diluted Share	$0.49	$0.48	$1.24	$1.21

See Notes to Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures.

BATH & BODY WORKS, INC.
ADJUSTED FORECASTED FINANCIAL INFORMATION
(Unaudited)

	Full-Year
	2024
Reconciliation of Forecasted Net Income Per Diluted Share to Adjusted Forecasted Net Income Per Diluted Share
	Low	High
Forecasted Net Income Per Diluted Share	$3.46	$3.59
Gain on Sales of Easton Investments, Net of Tax	(0.11)	(0.11)
Tax Benefit from Valuation Allowance Release	(0.20)	(0.20)
Adjusted Forecasted Net Income Per Diluted Share	$3.15	$3.28

See Notes to Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures.

BATH & BODY WORKS, INC.
NOTES TO RECONCILIATION OF GAAP FINANCIAL MEASURES
TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

The “Adjusted Financial Information” provided in the attached reflects the following non-GAAP financial measures:
Fiscal 2024
There were no adjustments to results in the third quarter of 2024.
In the second quarter of 2024, adjusted results excludes the following:
•A $39 million aggregate pre-tax gain ($25 million net of tax of $14 million), included in other income, related to the sales of certain Easton investments.
•A $44 million tax benefit related to the release of a valuation allowance on a deferred tax asset.
There were no adjustments to results in the first quarter of 2024.
Full-year 2024 Adjusted Forecasted Net Income per Diluted Share excludes the adjustments referenced above.
Fiscal 2023
In the third quarter of 2023, adjusted results exclude a:
•$12 million pre-tax gain ($9 million net of tax of $3 million), included in other income, associated with the early extinguishment of outstanding notes.
In the second quarter of 2023, adjusted results exclude a:
•$9 million pre-tax gain ($7 million net of tax of $2 million), included in other income, associated with the early extinguishment of outstanding notes.
In the first quarter of 2023, adjusted results exclude a:
•$7 million pre-tax gain ($5 million net of tax of $2 million), included in other income, associated with the early extinguishment of outstanding notes.
The adjusted financial information should not be construed as an alternative to the results determined in accordance with generally accepted accounting principles. Further, the company’s definitions of adjusted income information may differ from similarly titled measures used by other companies. Management believes that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. While it is not possible to predict future results, management believes the adjusted financial information is useful for the assessment of the operations of the company because the adjusted items are not indicative of the company’s ongoing operations due to their size and nature. Additionally, management uses adjusted financial information as key performance measures for the purpose of evaluating performance internally. The adjusted financial information should be read in conjunction with the company’s historical financial statements and notes thereto contained in the company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K.

BATH & BODY WORKS, INC.
Third Quarter 2024

Total Sales (In millions):

	Third Quarter			Year-to-Date
	2024	2023	% Change	2024	2023	% Change
Stores - U.S. and Canada (a)	$1,220	$1,168	4.4%	$3,425	$3,345	2.4%
Direct - U.S. and Canada	321	317	1.5%	879	926	(5.0%)
International (b)	69	77	(11.1%)	216	246	(12.5%)
Total Bath & Body Works	$1,610	$1,562	3.0%	$4,520	$4,517	—%
(a)        Results include fulfilled buy online-pick up in store orders.
(b)    Results include royalties associated with franchised stores and wholesale sales.

Total Company-operated Stores:

	Stores			Stores
	2/3/2024	Opened	Closed	11/2/2024
United States	1,739	75	(41)	1,773
Canada	111	1	—	112
Total Bath & Body Works	1,850	76	(41)	1,885

Total Partner-operated Stores:

	Stores			Stores
	2/3/2024	Opened	Closed	11/2/2024
International	454	40	(15)	479
International - Travel Retail	31	1	(1)	31
Total International	485	41	(16)	510